UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2013

NEVADA GOLD CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-53724	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2683 Via de la Valle, Suite G418, Del Mar, CA		92014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 367-9008

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective September 1, 2013, we entered into an Option Agreement with Western States Silver, LLC.  Pursuant to the terms of the agreement our company has the option to acquire a 75% undivided interest in a former producing high grade silver, lead and gold mine known as the Diamond Jim Mine in Elko County, Nevada. The property consists of 35 claims and is located in northeastern Nevada, 20 miles south of the Idaho border, 69 miles north of the city of Elko and 260 miles northeast of the city of Reno.

In order for our company to acquire the 75% interest in the property, our company has the following obligations:

•	$5,000 payment to Western States Silver, LLC on September 30, 2013;

•	a minimum work expenditure of $120,000 in the first year of the Option Agreement;

•	a minimum work expenditure of $250,000 in the second year of the Option Agreement;

•	a minimum work expenditure of $350,000 in the third year of the Option Agreement; and

•	a minimum work expenditure of $1,250,000 in the fourth year of the Option Agreement.

Item 9.01 Financial Statement and Exhibits

10.1 Option Agreement with Western States Silver, LLC dated September 1, 2013.

99.1 News Release dated September 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA GOLD CORP.

/s/ Merrill W. Moses
Merrill W. Moses
President, Chief Executive Officer, Chief Financial Officer,
Secretary, Principal Accounting Officer, Treasurer and Director

Date: September 5, 2013